Exhibit 99.1

FOR IMMEDIATE RELEASE
Thursday, February 4, 2010
7:30 a.m. CST
TELEVISION COMPANY BELO CORP. (BLC) REPORTS RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2009
DALLAS — Belo Corp. (NYSE: BLC), one of the nation’s largest pure-play, publicly-traded television companies, today reported fourth quarter and full year 2009 pro forma earnings per share from continuing operations of $0.21 and $0.36, respectively, compared to $0.28 and $0.79, respectively, for the fourth quarter and full year 2008. The fourth quarter pro forma earnings per share from continuing operations of $0.21 exceeded analysts’ consensus estimate of $0.17. Pro forma earnings per share from continuing operations exclude three items: non-cash impairment charges to intangible assets in 2009 and 2008, gains on the repurchase and retirement of Company bonds in 2009 and 2008, and spin-off related charges in 2008. Including these items, GAAP net earnings (loss) per share from continuing operations for the fourth quarter and full year 2009 were $0.21 and ($1.06), respectively, compared to ($4.74) and ($4.45), respectively, for the fourth quarter and full year 2008.
2009 in Review
Commenting on the Company’s operating performance, Dunia A. Shive, Belo Corp.’s president and Chief Executive Officer, said, “The Company’s spot revenue, excluding political, in the fourth quarter of 2009 was down less than 1 percent when compared with the fourth quarter of 2008, a marked improvement from 2009’s third quarter decline of 16 percent. The fourth quarter 2009 total revenue decline of 13.8 percent is almost entirely due to the decline in political revenue. In the fourth quarter of 2008, the Company generated $35.9 million in political revenue versus $8.8 million in the fourth quarter of 2009. For full year 2009, total revenues declined 19.5 percent as the Company managed through one of the weakest advertising environments in recent history, while also cycling against a record $56.2 million of political revenue in 2008.
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Belo Announces Fourth Quarter and Full Year 2009 Results
February 4, 2010
Page Two
“The Company’s combined station and corporate operating costs decreased 13 percent in 2009 due primarily to expense reductions implemented over the past year. The Company’s ability to generate cash remained strong during the challenging economic environment as station EBITDA totaled almost $200 million in 2009, with a station EBITDA margin of 34 percent. The Company reduced its debt by $65 million during the year.”
Operating Results
Total revenues decreased 13.8 percent in the fourth quarter of 2009 versus the fourth quarter of 2008. Total spot revenue, including political, was down 16.4 percent in the fourth quarter of 2009, with a slight increase in local spot and a 2.4 percent decrease in national spot. Total revenues decreased 19.5 percent for the full year 2009 versus 2008. Full year 2009 total spot revenue, including political, was down 23.3 percent with 18 percent and 18.5 percent decreases in local and national spot, respectively.
The fourth quarter spot revenue decline was due mainly to the decrease in political spending. Political revenue totaled $8.8 million in the fourth quarter of 2009 versus $35.9 million in the fourth quarter of 2008. Automotive revenue declined 9 percent in the fourth quarter of 2009, which was a significant improvement from the third quarter decline of 36 percent. The spot revenue decline for full year 2009 was due to the weak advertising environment, particularly in the automotive category which was down 39 percent, and the significant political revenue generated in 2008. In 2009, political revenue totaled $13.4 million versus $56.2 million in 2008.
Advertising revenue associated with Belo’s Web sites decreased 3.2 percent in the fourth quarter 2009 and 5.2 percent for the full year 2009. Retransmission revenue totaled $42.6 million in 2009, a 29 percent increase from 2008, and represented 7 percent of Belo’s total revenue.
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Belo Announces Fourth Quarter and Full Year 2009 Results
February 4, 2010
Page Three
Total station expenses decreased 16 percent and 13 percent, respectively, for fourth quarter and full year 2009 due to continued implementation of cost-saving measures. The station EBITDA margin for the fourth quarter of 2009 was 43 percent versus 41 percent in the fourth quarter of 2008. The station EBITDA margin for full year 2009 was 34 percent versus 39 percent in 2008.
Corporate
Corporate operating costs were $8 million in the fourth quarter of 2009, as compared to $10.6 million in the fourth quarter of 2008, a decrease of 24 percent, due primarily to the continued implementation of cost-saving measures. For full year 2009, corporate operating costs totaled $29.9 million versus $32.2 million in 2008, a decrease of 7 percent.
Other Items
Belo’s depreciation and amortization expense totaled $9.4 million in the fourth quarter of 2009, 12 percent lower than the fourth quarter of 2008. Full year 2009 depreciation and amortization expense totaled $41.7 million, a decrease of 2.9 percent when compared to 2008.
The Company’s interest expense totaled $18.4 million in the fourth quarter of 2009, an increase of 3.9 percent compared to the fourth quarter of 2008. Full year 2009 interest expense totaled $63.9 million, a 23 percent decrease compared to full year 2008.
Other income, net, decreased $18.7 million in the fourth quarter of 2009 due primarily to a $16.4 million gain in the fourth quarter of 2008 from the retirement of $43.6 million of bonds. Other income, net, decreased $7.4 million for full year 2009 compared to 2008 due primarily to a second quarter 2009 write-off of certain analog equipment following the digital television transition and a third quarter 2009 loss on the sale of certain non-operating assets.
Income tax expense increased $131.3 million in the fourth quarter of 2009 and $10 million for the full year 2009 due primarily to a non-cash income tax benefit in 2008 associated with the impairment charge for that year.
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Belo Announces Fourth Quarter and Full Year 2009 Results
February 4, 2010
Page Four
Total debt at December 31, 2009 was $1.028 billion. The Company’s total leverage ratio, as defined in the Company’s credit facility, was 5.9 times at December 31, 2009. Belo invested $4.7 million in capital expenditures in the fourth quarter of 2009 and $9.2 million for the year.
Discontinued Operations
On February 8, 2008, Belo completed the spin-off of its newspaper businesses and related assets into a separate publicly-traded company, A. H. Belo Corporation. The results of operations of the Newspaper Group and related corporate expenses are classified as discontinued operations and total ($0.05) per share for full year 2008.
Non-GAAP Financial Measures
A reconciliation of station EBITDA to earnings (loss) from operations, a reconciliation of operating costs and expenses before spin-off related costs and impairment charges to total operating costs and expenses, and a reconciliation of net earnings from continuing operations to pro forma net earnings from continuing operations, are set forth in an exhibit to this release.
The three items excluded from pro forma earnings per share from continuing operations consist of the following:
•	The first quarter of 2009 and the fourth quarter of 2008 include a net gain of $0.09 per share and $0.10 per share, respectively, related to the repurchase and retirement of Company bonds.
•	The third quarter of 2009 and the fourth quarter of 2008 include net impairment charges of $1.51 per share and $5.09 per share, respectively. The impairment charges were non-cash and did not affect Belo’s liquidity or debt covenants, and will not impact the Company’s future operations.
•	The first quarter of 2008 includes spin-off related transaction and financing costs and a one-time tax charge related to the spin-off of the Company’s newspaper businesses and related assets on February 8, 2008, totaling $0.21 per share. The fourth quarter of 2008 includes spin-off related charges totaling $0.01 per share.
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Belo Announces Fourth Quarter and Full Year 2009 Results
February 4, 2010
Page Five
2010 Outlook
Looking to 2010, Shive said, “Total spot revenues in January were up more than 9 percent compared to January 2009, with higher percentage growth expected in February due to the Super Bowl on our five CBS stations and the Olympics on our four NBC stations. First quarter spot revenues are currently pacing up in the low double-digits, with the automotive category currently pacing up more than 40 percent. We expect robust political spending in 2010, most of which will come in the second half of the year.
“Our approach to expenses in 2010 will remain cautious and will be tied to the strength and stabilization of the revenue environment. We plan to lift the wage freeze for our employees at some point during the first half of the year. Capital expenditures for 2010 are not expected to exceed $15 million.”
A conference call to discuss this release and other matters of interest to shareholders and analysts will follow at 1:00 p.m. CST this afternoon. The conference call will be simultaneously Webcast on Belo Corp.’s Web site (www.belo.com/invest). Following the conclusion of the Webcast, a replay of the conference call will be archived on Belo’s Web site. To access the listen-only conference lines, dial 1-800-230-1074. A replay line will be open from 3:00 p.m. CST on February 4 until 11:59 p.m. CST February 18. To access the replay, dial 800-475-6701 or 320-365-3844. The access code for the replay is 143067.
About Belo Corp.
Belo Corp. (BLC), one of the nation’s largest pure-play, publicly-traded television companies, owns and operates 20 television stations (nine in the top 25 markets) and their associated Web sites. Belo stations, which include affiliations with ABC, CBS, NBC, FOX, CW and MyNetwork TV, reach more than 14 percent of U.S. television households in 15 highly-attractive markets. Belo stations rank first or second in nearly all of their local markets. Additional information is available at www.belo.com or by contacting Paul Fry, vice president/Investor Relations & Corporate Communications, at 214-977-6835.
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Belo Announces Fourth Quarter and Full Year 2009 Results
February 4, 2010
Page Six
Statements in this communication concerning Belo’s business outlook or future economic performance, anticipated profitability, revenues, expenses, capital expenditures, investments, future financings, impairments, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.
Such risks, uncertainties and factors include, but are not limited to, uncertainties regarding the costs, consequences (including tax consequences) and other effects of the Company’s spin-off distribution of its newspaper businesses and related assets to A. H. Belo Corporation and the associated agreements between the Company and A. H. Belo relating to various matters; changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and programming and production costs; changes in viewership patterns and demography, and actions by Nielsen; changes in the network-affiliate business model for broadcast television; technological changes, and the development of new systems to distribute television and other audio-visual content; changes in the ability to secure, and in the terms of, carriage of Belo programming on cable, satellite, telecommunications and other program distribution methods; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; Federal Communications Commission and other regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions and co-owned ventures; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo’s other public disclosures and filings with the SEC including Belo’s Annual Report on Form 10-K/A.

Belo Corp.
Consolidated Statements of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands, except per share amounts	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(restated)

Net Operating Revenues	$171,344	$198,851	$590,267	$733,470

Operating Costs and Expenses
Station salaries, wages and employee benefits	45,792	55,405	191,003	231,256
Station programming and other operating costs	52,659	61,582	200,215	218,241
Corporate operating costs	8,011	10,573	29,902	32,235
Spin-off related costs	—	—	—	4,659
Depreciation	9,376	10,660	41,655	42,893
Impairment	—	662,151	242,144	662,151

Total operating costs and expenses	115,838	800,371	704,919	1,191,435

Earnings (loss) from operations	55,506	(601,520)	(114,652)	(457,965)

Other income and expense
Interest expense	(18,354)	(17,666)	(63,920)	(83,093)
Other income (expense), net	(466)	18,230	12,441	19,846

Total other income and expense	(18,820)	564	(51,479)	(63,247)

Earnings (loss) from continuing operations before income taxes	36,686	(600,956)	(166,131)	(521,212)
Income tax (benefit) expense	14,432	(116,850)	(57,070)	(67,042)

Net earnings (loss) from continuing operations	22,254	(484,106)	(109,061)	(454,170)

Discontinued operations, net of tax	—	(497)	—	(4,996)

Net earnings (loss)	$22,254	$(484,603)	$(109,061)	$(459,166)

Net earnings per share — Basic(1)
Earnings (loss) per share from continuing operations	$0.21	$(4.74)	$(1.06)	$(4.45)
Loss per share from discontinued operations	—	—	—	(0.05)

Net earnings (loss) per share — Basic	$0.21	$(4.74)	$(1.06)	$(4.50)

Net earnings per share — Diluted(1)
Earnings (loss) per share from continuing operations	$0.21	$(4.74)	$(1.06)	$(4.45)
Loss per share from discontinued operations	—	—	—	(0.05)

Net earnings (loss) per share — Diluted	$0.21	$(4.74)	$(1.06)	$(4.50)

Cash dividends declared per share	$—	$0.075	$0.075	$0.30

(1)	Effective January 1, 2009, the Company adopted Accounting Standards Codification (ASC) 260-10 (formerly Financial Accounting Standards Board Staff Position EITF 03-6-1), which requires the Company to consider unvested share-based payment awards in its calculation of net earnings per share (EPS). This change in the calculation of EPS is retrospective and is reflected in the EPS amounts shown for 2008.

Belo Corp.
Consolidated Condensed Balance Sheets

	December 31,	December 31,
In thousands	2009	2008
	(unaudited)	(restated)

Assets
Current assets
Cash and temporary cash investments	$4,800	$5,770
Accounts receivable, net	139,911	138,638
Other current assets	31,413	22,276

Total current assets	176,124	166,684

Property, plant and equipment, net	177,475	209,988
Intangible assets, net	1,149,272	1,391,416
Other assets	81,590	81,091

Total assets	$1,584,461	$1,849,179

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$20,736	$19,385
Accrued expenses	56,199	51,399
Other current liabilities	26,962	39,027

Total current liabilities	103,897	109,811

Long-term debt	1,028,219	1,092,765
Deferred income taxes	169,888	234,452
Other liabilities	210,626	225,248
Total shareholders’ equity	71,831	186,903

Total liabilities and shareholders’ equity	$1,584,461	$1,849,179

Belo Corp.
Non-GAAP to GAAP Reconciliations

Station EBITDA

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands (unaudited)	2009	2008	2009	2008

Station EBITDA (1)	$72,893	$81,864	$199,049	$283,973
Corporate operating costs	8,011	10,573	29,902	32,235
Spin-off related costs	—	—	—	4,659
Depreciation	9,376	10,660	41,655	42,893
Impairment	—	662,151	242,144	662,151

Earnings (loss) from operations	$55,506	$(601,520)	$(114,652)	$(457,965)

Note 1:	Belo’s management uses Station EBITDA as the primary measure of profitability to evaluate operating performance and to allocate capital resources and bonuses to eligible operating company employees. Station EBITDA represents the Company’s earnings from operations before interest expense, income taxes, depreciation, amortization, impairment charges, corporate expense and spin-off related operating costs. Other income (expense), net is not allocated to television station earnings from operations because it consists primarily of equity in earnings (losses) from investments in partnerships and joint ventures and other non-operating income (expense).
Total Operating Costs and Expenses Before Spin-Off Related Costs and Impairment Charges

	Three months ended			Three months ended
	December 31, 2009			December 31, 2008
In thousands (unaudited)	Station	Corporate	Combined	Station	Corporate	Combined

Operating costs and expenses before spin-off related costs and impairment charges	$98,451	$8,011	$106,462	$116,987	$10,573	$127,560
Depreciation	8,501	875	9,376	9,224	1,436	10,660
Impairment charge	—	—	—	662,151	—	662,151

Total operating costs and expenses	$106,952	$8,886	$115,838	$788,362	$12,009	$800,371

	Twelve months ended			Twelve months ended
	December 31, 2009			December 31, 2008
	Station	Corporate	Combined	Station	Corporate	Combined

Operating costs and expenses before spin-off related costs and impairment charges	$391,218	$29,902	$421,120	$449,497	$32,235	$481,732
Depreciation	37,008	4,647	41,655	37,444	5,449	42,893
Spin-off related costs	—	—	—	—	4,659	4,659
Impairment charge	242,144	—	242,144	662,151	—	662,151

Total operating costs and expenses	$670,370	$34,549	$704,919	$1,149,092	$42,343	$1,191,435

Belo Corp.
Non-GAAP to GAAP Reconciliations
(continued)
Pro Forma Net Earnings From Continuing Operations

	Three months ended		Three months ended
	December 31, 2009		December 31, 2008
In thousands (unaudited)	Earnings	EPS	Earnings	EPS

Net earnings (loss) from continuing operations	$22,254	$0.21	$(484,106)	$(4.74)
Spin-off related tax charge	—		521	0.01
Gain from extinguishment of debt, net of tax	—		(10,012)	(0.10)
Impairment charge, net of tax	—		522,179	5.10

Pro forma net earnings from continuing operations	$22,254	$0.21	$28,582	$0.28

	Twelve months ended		Twelve months ended
	December 31, 2009		December 31, 2008
	Earnings	EPS	Earnings	EPS

Net loss from continuing operations	$(109,061)	$(1.06)	$(454,170)	$(4.45)
Spin-off related operating and financing costs, net of tax	—		3,861	0.04
Gain from extinguishment of debt, net of tax	(9,131)	(0.09)	(10,012)	(0.10)
Spin-off related tax charge	—		18,756	0.18
Impairment charge, net of tax	155,420	1.51	522,179	5.09

Pro forma net earnings from continuing operations	$37,228	$0.36	$80,614	$0.79